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                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                         LAW AND REGULATION DEPARTMENT
                            3100 Sanders Road, J5D
                          Northbrook, Illinois 60062
                        Direct Dial Number 847.402.2400
                            Facsimile 847.402.4371

Michael J. Velotta
 Vice President, Secretary
 and General Counsel

                              September 13, 1996

TO:       ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
          NORTHBROOK, ILLINOIS 60062

FROM:     MICHAEL J. VELOTTA
          VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:       FORM S-1 REGISTRATION STATEMENT
          UNDER THE SECURITIES ACT OF 1933
          FILE NO. 33-65355

     With reference to the Registration Statement on Form S-1 filed by Allstate Life Insurance Company of New York with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

 1. Allstate Life Insurance Company of New York is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of New York.

 2. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the Director of Insurance of the State of New York and when issued will be valid, legal and binding obligations of Allstate Life Insurance Company of New York.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                       Sincerely,


                                       /s/ MICHAEL J. VELOTTA
                                       -------------------------
                                       Michael J. Velotta
                                       Vice President, Secretary
                                        and General Counsel